Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ILLINOIS POWER GENERATING COMPANY FILED FOR COURT APPROVAL OF PREPACKAGED REORGANIZATION PLAN

HOUSTON (December 9, 2016) — Dynegy Inc. (NYSE: DYN) and Illinois Power Generating Company (Genco), an indirect, wholly owned subsidiary of Dynegy, announced today that they received the requisite accepting votes in favor of a prepackaged plan of reorganization (the Plan) for Genco. Genco subsequently filed a case under Chapter 11 of the United States Code (the Chapter 11 Case) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, to pursue confirmation of the Plan.

The filing followed the successful solicitation of acceptances for the Plan pursuant to an Offering Memorandum and Disclosure Statement, dated November 7, 2016 with respect to (1) an out-of-court exchange offer (the Exchange Offer) relating to Genco’s outstanding 7.00% Senior Notes, Series H, due 2018, 6.30% Senior Notes, Series I, due 2020 and 7.95% Senior Notes, Series F, due 2032 (collectively, the Genco Notes) and (2) the concurrent solicitation of votes in favor of the Plan.

The Exchange Offer was terminated because the requisite participation threshold of 97% of the outstanding principal amount of Genco Notes was not satisfied, but Genco received votes approving the Plan from approximately 97% in amount and 83% in number out of the holders of Genco Notes who voted on the Plan.

RECEIVING DISTRIBUTIONS ON GENCO NOTES UNDER THE PLAN

The Plan distributions will be the same as those disclosed in our November 7, 2016 news release. Additional information will be provided to the holders of Genco Notes with respect to the procedures that will be required in order to receive Plan distributions. If such procedures are approved by the Court, any holder who fails to follow the required distribution procedures with respect to its Genco Notes on or prior to the 165th day after the effective date of the Plan will have its Noteholder Claim (as defined in the Offering Memorandum and Disclosure Statement) and its distribution pursuant to the Plan on account of such Noteholder Claim discharged and forfeited and will not receive any distribution under the Plan. Any property in respect of such forfeited Noteholder Claims will revert to Dynegy or Genco, as applicable.

OPERATIONS TO CONTINUE AS USUAL

Genco has asked the Court for authority for standard and customary “first day” relief to continue its operations in the ordinary course during the restructuring process. Illinois Power Marketing Company (including Homefield Energy) and Dynegy Energy Services are not a part of the filing. The men and women operating the Genco plants (Coffeen and Newton Power Stations) remain dedicated to upholding the highest standards of operational safety and environmental stewardship during the financial restructuring.

ADDITIONAL INFORMATION

Genco retained Epiq Bankruptcy Solutions, LLC to serve as the voting agent for the Plan Solicitation. Plan voting documents were included in the solicitation package sent via first class mail to beneficial owners or their nominee (as applicable). Banks, brokers and holders of Genco Notes may contact genco@epiqsystems.com to request documents related to the Chapter 11 Case (including a copy of the

Offering Memorandum and Disclosure Statement and the Plan), which documents are also available free of charge by visiting the website maintained by the voting agent at http://dm.epiqll.com/IPG.

This news release shall not constitute a solicitation of consents or votes, an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Dynegy and Genco believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Dynegy and Genco. Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Dynegy and Genco undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Dynegy and Genco to predict all of them; nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

Dynegy Inc. Contacts

Media: David Onufer, 713.767.5800; Analysts: 713.507.6466